                                                                    Exhibit 10.3


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                     WARRANTS REGISTRATION RIGHTS AGREEMENT



                                     between



                           CARRIER1 INTERNATIONAL S.A.
                         (a Luxembourg societe anonyme)


                                       and



                            THE CHASE MANHATTAN BANK,

                           as Dollar Warrant Agent and
                              as Euro Warrant Agent




                          Dated as of February 12, 1999


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



                     WARRANTS REGISTRATION RIGHTS AGREEMENT


     WARRANTS REGISTRATION RIGHTS AGREEMENT, dated as of February 12, 1999 (this "AGREEMENT"), between CARRIER1 INTERNATIONAL S.A., a societe anonyme organized under the laws of the Grand Duchy of Luxembourg (the "COMPANY"), and THE CHASE MANHATTAN BANK, as warrant agent under the Dollar Warrant Agreement (the "DOLLAR WARRANT AGENT") and as warrant agent under the Euro Warrant Agreement (the "EURO WARRANT AGENT").

     Pursuant to the terms of a Placement Agreement dated the date hereof, (the "PLACEMENT AGREEMENT"), among the Company, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., Warburg Dillon Read LLC and Bear, Stearns & Co. Inc. (the "PLACEMENT AGENTS"), the Company has agreed to issue and sell to the Placement Agents an (i) aggregate of 160,000 Warrants (each, a "DOLLAR WARRANT"), each Dollar Warrant initially entitling the holder thereof to purchase 6.71013 Common Shares (as defined below) of the Company at a per share exercise price equal to the greater of $2.00 and the minimum par value required by Luxembourg law, as part of the issuance of 160,000 Dollar Units (the "DOLLAR UNITS"), each consisting of one 13 1/4% Senior Dollar Note due 2009 of the Company with a principal amount of $1,000 (each, a "DOLLAR NOTE" and collectively, the "DOLLAR NOTES") to be issued pursuant to the provisions of a Dollar Notes Indenture to be dated as of the Closing Date (the "DOLLAR NOTES INDENTURE") between the Company, as issuer, and The Chase Manhattan Bank, as trustee, and one Dollar Warrant and (ii) an aggregate of 85,000 Warrants (each, a "EURO Warrant"), each Euro Warrant initially entitling the holder thereof to purchase 7.53614 Common Shares of the Company at a per share exercise price equal to the greater of $2.00 and the minimum par value required by Luxembourg law, as part of the issuance of 85,000 Euro Units (the "EURO UNITS"), each consisting of one 13 1/4% Senior Euro Note due 2009 of the Company with a principal amount of Euro 1,000 (each, a "EURO NOTE" and collectively, the "EURO NOTES") to be issued pursuant to the provisions of an Euro Notes Indenture to be dated as of the Closing Date (the "EURO NOTES INDENTURE" and, together with the Dollar Notes Indenture, the "INDENTURES") between the Company, as issuer, and The Chase Manhattan Bank, as trustee, and one Euro Warrant. The Dollar Units and the Euro Units are collectively referred to as the "Units". The Dollar Notes and the Euro Notes are collectively referred to as the "NOTES". The Dollar Warrants and the Euro Warrants are collectively referred to as the "WARRANTS". The Dollar Note and the Dollar Warrant included in each Dollar Unit, and the Euro Note and Euro Warrant included in each Euro Unit, will become separately transferable at the close of business upon the earliest to occur of (i) the date that is six months after the Closing Date (as defined below), (ii) the commencement of an exchange offer with respect to the Notes undertaken pursuant to the Notes Registration Rights Agreement (as defined below), (iii) the effectiveness of a shelf registration statement with respect to resales of the Notes and (iv) such date as determined by Morgan Stanley & Co. Incorporated in its sole discretion.

     In consideration of the foregoing and of the mutual agreements contained herein and in the Placement Agreement, the Company and the Warrant Agents hereby agree as follows:

     1.   DEFINITIONS.

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "Affiliates" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Auditors" means, at any time, the independent auditors of the Company at such time.

     "Beneficial Investors" means industry experts or other individuals whose affiliation with the Company should, in the good faith judgment of the Board, provide the Company with a strategic advantage.

     "Board" means the board of directors of the Company from time to time.

     "Closing Date" means the date of issuance of the Units.

     "Comfort Letter" has the meaning specified in Section 3 hereof.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Shares" means the shares of common stock, par value $2.00 per share, of the Company and any other capital stock of the Company into which such Common Shares may be converted or reclassified or that may be issued in respect of, in exchange for or in substitution of such Common Shares by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

     "Company" has the meaning specified in the preamble to this Agreement.

     "Company IPO Shares" has the meaning specified in Section 2 hereof.

     "Cutback Notice" has the meaning specified in Section 2 hereof.

     "Dollar Warrant" has the meaning specified in the recitals to this Agreement.


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                                       3

     "Dollar Warrant Agent" has the meaning specified in the preamble to this Agreement.

     "Dollar Warrant Agreement" means the Warrant Agreement dated as of the Closing Date between the Company and The Chase Manhattan Bank, relating to the Dollar Warrants.

     "Euro Warrant" has the meaning specified in the recitals to this Agreement.

     "Euro Warrant Agent" has the meaning specified in the preamble to this Agreement.

     "Euro Warrant Agreement" means the Warrant Agreement dated as of the Closing Date between the Company and The Chase Manhattan Bank, relating to the Euro Warrants.

     "Existing Registration Rights Agreement" means the Registration Rights Agreement, as described in the Final Offering Memorandum under the caption "Certain Relationships and Related Transactions--Equity Investor Agreements--Registration Rights Agreement," as it may be amended, waived, supplemented, modified, restated, renewed or extended from time to time.

     "Expiration Date" means the tenth anniversary of the Closing Date.

     "Holders" means the record holders of the Warrants and the holders of Common Shares (or other securities) received upon exercise thereof.

     "Includible Secondary Shares" has the meaning specified in Section 2 hereof.

     "Indentures" shall mean the Dollar Notes Indenture and the Euro Notes Indenture.

     "LLC" means Carrier One, LLC, a Delaware limited liability company, and its successors.

     "Management Investor" means any officer, director, employee or other member of the management of the Company or any of its subsidiaries, or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives.

     "managing underwriter" has the meaning specified in Section 2 hereto.

     "Notes" has the meaning specified in the recitals to this Agreement.

     "Opinion" has the meaning specified in Section 3 hereof.

     "Other IPO Shares" has the meaning specified in Section 2 hereof.

     "Permitted Holder" means any of the following: any of Providence Equity Partners L.P., Providence Equity Partners II L.P., Providence Equity Partners III L.P., Primus Capital Fund IV Limited Partnership and Primus Executive Fund Limited Partnership and any of the respective Affiliates or successors of the foregoing.

     "Person" means an individual, general partnership, limited partnership, corporation, trust, joint stock company, association, joint venture or any other entity or organization, whether or not legal entities, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

     "Piggy-back Registration Rights" has the meaning specified in Section 2 hereof.

     "Placement Agents" has the meaning specified in the recitals to this Agreement.

     "Placement Agreement" has the meaning specified in the recitals to this Agreement.

     "Registration Statement" has the meaning specified in Section 2 hereof.

     "Resale Shelf" has the meaning specified in Section 3 hereof.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Units" has the meaning specified in the recitals to this Agreement.

     "Warrants" has the meaning specified in the recitals to this Agreement.

     "Warrant Agents" means the Dollar Warrant Agent and the Euro Warrant Agent.

     "Warrant Agreements" means the Dollar Warrant Agreement and the Euro Warrant Agreement.

     "Warrant Shares" means the Common Shares (or other securities) issued or purchasable upon exercise of the Warrants.

     "Warrant Registration Statement" has the meaning specified in Section 3 hereof.

     2.   PIGGY-BACK REGISTRATION RIGHTS.

     (a) If, prior to the date that is ten days prior to the expiration of the Warrants, the Company proposes to file a Registration Statement with the Commission respecting an offering of any Common Shares (or other securities) purchasable upon exercise of the Warrants (other than (x) an offering that could be registered solely on Form S-4, S-8, or F-4 or any successor form thereto, (y) securities offered or issued pursuant to any employment or benefit plan or arrangement to any employee, director, partner, trustee or consultant or advisor of or to the Company or any subsidiary of the Company, and (z) the initial public offering of Common Shares (or other securities) purchasable upon exercise of the Warrants if no shareholder of the Company participates therein as a selling shareholder), the Company shall give prompt written notice to all the Holders of Warrants or Warrant Shares at least 30 days prior to the initial filing of the registration statement relating to such offering (the "REGISTRATION STATEMENT"). Each such Holder shall have the right, within 20 days after delivery of such notice, to request in writing that the Company include all or a portion of such of the Warrant Shares in such Registration Statement ("PIGGY-BACK REGISTRATION RIGHTS"). The Company shall include in the public offering all of the Warrant Shares that a Holder has requested be included, unless the underwriter for the public offering or the underwriter managing the public offering (in either case, the "MANAGING UNDERWRITER") delivers a notice (a "CUTBACK NOTICE") pursuant to Section 2(b) or 2(c) hereof. The managing underwriter may deliver one or more Cutback Notices at any time prior to the execution of the underwriting agreement for the public offering. If the Company conducts any public offering outside the United States in which any of its shareholders participate as a selling shareholder (which if conducted in the United States would be subject to the registration rights provisions of this
Section 2), the provisions of this Section 2, mutatis mutandi, and any other applicable provisions of this Agreement relating to this Section 2 shall apply with respect to such offering.

     (b) If a proposed public offering includes both securities to be offered for the account of the Company ("COMPANY IPO SHARES") and shares to be sold by shareholders, the provisions of this Section 2(b) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the number of Common Shares that selling shareholders propose to sell therein, whether or not such selling shareholders have the right to include shares therein (the "OTHER IPO SHARES"), plus the number of Warrant Shares that the Holders have requested to be sold therein, plus the Company IPO Shares, exceeds the maximum number of shares specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the Company IPO Shares. Such maximum number of shares that may be so sold, excluding the Company IPO Shares, are referred to as the "INCLUDIBLE SHARES."

     If the managing underwriter delivers such Cutback Notice, the Company shall be entitled to include all of the Company IPO Shares in the public offering and each requesting Holder, together with each party (or beneficiary) exercising its registration rights (or privileges) under the Existing Registration Rights Agreement, shall be entitled to include in the public offering up to its pro rata portion of the Includible Shares and in priority to the inclusion of any Other IPO Shares that are proposed to be sold in such public offering. No shareholder that proposes to sell Other IPO Shares in the proposed initial public offering, other than as specified above, may sell any such shares therein unless all Warrant Shares requested by the Holders to be sold therein are so included.

     (c) If a proposed public offering is entirely a secondary offering, the provisions of this Section 2(c) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate number of Warrant Shares and Other IPO Shares proposed to be sold therein exceeds the maximum number of shares (the "INCLUDIBLE SECONDARY SHARES") specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the Common Shares being distributed.

          (i) If the managing underwriter delivers such Cutback Notice, in the case of a demand registration pursuant to the Existing Registration Rights Agreement, FIRST each party exercising such demand registration rights, the LLC and each other Permitted Holder, Management Investor or Beneficial Investor from time to time party to or beneficiary of the Existing Registration Rights Agreement shall be entitled to include all of its Includible Secondary Shares, and SECOND each requesting Holder, together with each other party exercising its registration rights under the Existing Registration Rights Agreement, shall be entitled to include up to its pro rata portion of the remaining Includible Secondary Shares and in priority to the inclusion of any Other IPO Shares, other than as specified above, that are proposed to be sold in such public offering ;

          (ii) If the managing underwriter delivers such Cutback Notice in the case of any other demand registration, first each party exercising such demand registration rights shall be entitled to include all of its Includible Secondary Shares, then each requesting Holder, together with the LLC and each Permitted Holder, Management Investor or Beneficial Investor from time to time party to or beneficiary of the Existing Registration Rights Agreement, shall be entitled to include up to its pro rata portion of the remaining Includible Secondary Shares and in priority to the inclusion of any Other IPO Shares, other than as specified above, that are proposed to be sold in such public offering.

No shareholder that proposes to sell Other IPO Shares in the proposed public offering, other than as specified above, may sell any such shares therein unless all Warrant Shares requested by the Holders to be sold therein are so included.

     (d) The underwriting agreement for such public offering shall provide that each requesting Holder shall have the right to sell its Warrant Shares to the underwriters and that the underwriters shall purchase the Warrant Shares at the price paid by the underwriters for the Common Shares sold by the Company and/or selling shareholders, as the case may be.

     3.   SHELF REGISTRATION.

     (a) If only the Company sells Common Shares in an initial public offering or all of the Warrant Shares (or other securities) purchasable upon exercise of the Warrants have not been sold in a public offering, the Company shall use its best efforts to cause to be filed pursuant to Rule 415 under the Securities Act a shelf registration statement on the appropriate form (the "WARRANT REGISTRATION STATEMENT") covering the issuance of the Warrant Shares upon exercise of the Warrants and shall use its best efforts to cause the Warrant Registration Statement to become effective under the Securities Act within six months after the closing date of the initial public offering; PROVIDED, HOWEVER, that (1) in no event may the Warrant Registration Statement be declared effective prior to the first anniversary of the Closing Date and (2) if the Commission shall request that the Company register the resale of the Warrant Shares instead of the issuance thereof, the Warrant Registration Statement shall register such resale as opposed to such issuance. The Company shall use reasonable efforts to keep the Warrant Registration Statement continuously effective, subject to Section 4 hereof, until such time as all Warrants have been exercised or have expired and, in the case of clause (2), until such time as all Warrant Shares have been resold thereunder. Prior to filing the Warrant Registration Statement or any amendment thereto, the Company shall provide a copy thereof to Morgan Stanley & Co. Incorporated and its counsel and afford them a reasonable time to comment thereon.

     (b) If the Warrant Registration Statement shall register the sale of the Warrant Shares (a "RESALE SHELF") as provided in Section 3(a)(2) above, the Company agrees to:

          (i) make available for inspection by a representative of the Holders, any underwriter participating in any disposition pursuant to such Resale Shelf and attorneys and accountants designated by the Holders (upon execution of customary confidentiality agreements reasonably satisfactory to the Company and its counsel), at reasonable times and in a reasonable manner, financial and other records, documents and properties of the Company that are pertinent to the conduct of due diligence customary for an underwritten offering, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with a Resale Shelf as shall be necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act of 1933, as amended from time to time;

          (ii) use its reasonable best efforts to cause all Warrant Shares sold under a Resale Shelf to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Holders of Warrant Shares representing a majority of the Warrants originally issued, to the extent such Warrant Shares satisfy applicable listing requirements;

          (iii) provide a reasonable number of copies of the prospectus included in such Resale Shelf to Holders that are selling Warrant Shares pursuant to such Resale Shelf;

          (iv) use its reasonable best efforts to cause to be provided to the Warrant Agent, on behalf of the Holders and beneficial owners of Warrant Shares, upon the effectiveness of such Resale Shelf, a customary "10b-5" opinion of independent counsel (an "OPINION") and a customary "cold comfort" letter of independent auditors (a "COMFORT LETTER");

          (v) use its reasonable best efforts to cause to be provided to Holders and beneficial owners of Warrant Shares an Opinion and Comfort Letter with respect to each document, including any amendments thereto, that is incorporated by reference in such Resale Shelf; and

          (vi) notify the Warrant Agent in writing, for distribution to the Holders, (A) when the Resale Shelf has become effective and when any post-effective amendment thereto has been filed and becomes effective, (B) of any request by the Commission or any state securities authority for amendments and supplements to the Resale Shelf or of any material request by the Commission or any state securities authority for additional information after the Resale Shelf has become effective, (C) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the Resale Shelf or the initiation of any proceedings for that purpose, (D) if, between the effective date of the Resale Shelf and the closing of any sale of Warrant Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, including this Agreement, relating to disclosure cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Warrant Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event during the period the Resale Shelf is effective such that such Resale Shelf or the related prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make statements therein not misleading (in the case of a prospectus, in light of circumstances under which they were made) and (F) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate. The Holders hereby agree to suspend use of the prospectus contained in a Resale Shelf upon receipt of such notice under clause (C), (E) or (F) above until, in the case of clause (C), such stop order is removed or rescinded or, in the case of clauses (E) and (F), the Company has amended or supplemented such prospectus to correct such misstatement or omission or otherwise.

     4.   SUSPENSION.

     Notwithstanding the foregoing, during any consecutive 365-day period while the Warrants are exercisable, the Company shall have the ability to suspend the availability of such Warrant Registration Statement for (a) up to two 30-consecutive-day periods (except during the 30 days immediately prior to the expiration of the Warrants) if the Company's Board determines in good faith that there is a valid purpose for the suspension and provides notice of such determination to the Holders at their addresses appearing in the register of Warrants maintained by the Warrant Agent and (b) five additional, non-consecutive three-day periods (except during the 30 days immediately prior to the expiration of the Warrants) if the Company's Board determines in good faith that the Company cannot provide adequate disclosure during such period due to circumstances beyond its control. Notice of such suspension shall be given in writing, in the case of clause (a) above, promptly to each applicable Holder and, in the case of clause (b) above, promptly to the Warrant Agent and the Warrant Agent shall give such notice promptly to each Holder.

     5.   BLUE SKY.

     The Company shall use its reasonable best efforts to register or qualify the Warrant Shares proposed to be sold or issued pursuant to the Registration Statement or the Warrant Registration Statement under all applicable securities or "blue sky" laws of all jurisdictions in the United States in which any Holder of Warrants may or may be deemed to purchase Warrant Shares upon the exercise of Warrants or resale of the Warrant Shares, as the case may be, and shall use its reasonable best efforts to maintain such registration or qualification through the earlier of (A) the date upon which all Warrants have been exercised or all Warrant Shares have been resold, as the case may be, under the Warrant Registration Statement and (B) the Expiration Date; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify as a foreign corporation or as a broker or a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 5, (ii) file any general consent to service of process or (iii) subject itself to taxation in any jurisdiction if it is not otherwise so subject.

     6.   ACCURACY OF DISCLOSURE.

     The Company (and its successors) represents and warrants to each Holder (and each beneficial owner of a Warrant or Warrant Share) and agrees for the benefit of each Holder (and each beneficial owner of a Warrant or Warrant Share) that, except during any period in which the availability of the Warrant Registration Statement has been suspended,
(i) the Warrant Registration Statement and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and (ii) the prospectus delivered to such Holder upon its exercise of Warrants or pursuant to which such Holder sells its Warrant Shares, as the case may be, and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that representations, warranties and agreements set forth in this Section 6 do not apply to statements or omissions in the Warrant Registration Statement or any such prospectus based upon information relating to any Holder furnished to the Company (or its successors) in writing by such Holder expressly for use therein.

     7.   INDEMNITY.

     The Company hereby agrees to indemnify each beneficial owner of a Warrant and each person, if any, who controls any beneficial owner of a Warrant within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), or is under common control with, or is controlled by, any beneficial owner of a Warrant (whether or not it is, at the time the indemnity provided for in this Section 7 is sought, such a beneficial owner), from and against all losses, damages or liabilities which such beneficial owner or any such controlling or affiliated person suffers as a result of any breach, on the date of any exercise of a Warrant by such beneficial owner or the resale of any Warrant Share by such Holder, in either case pursuant to the Warrant Registration Statement, of the representations, warranties or agreements contained in Section 6. Each beneficial owner of a Warrant Share sold pursuant to a Resale Shelf, by accepting its beneficial ownership of a Warrant, hereby (i) agrees to provide the Company with information with respect to it that the Company reasonably requests in connection with any Resale Shelf and (ii) agrees, severally and not jointly, to indemnify the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any liability incurred by it or such controlling person as a result of any misstatement of information provided by such beneficial owner to the Company in writing expressly for inclusion in the Resale Shelf or any omission of a material fact from any such information provided by such beneficial owner to the Company. In addition, the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of any Holder to the extent that any such losses, claims, damages or liabilities result from the fact that such Holder sold securities to a person to whom there was not sent or given by or on behalf of such Holder (if required by law so to have been delivered) a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) at or prior to the written confirmation of the sale of the Warrant Shares to such person, and if the losses, claims, damages or liabilities result from an untrue statement or alleged untrue statement or an omission or alleged omission contained in such preliminary Prospectus that was corrected in the Prospectus (as so amended or supplemented), unless such failure is the result of noncompliance by the Company with its obligations to deliver copies of the Prospectus to the Holders, nor shall this indemnity agreement inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Warrant Shares concerned to the extent that at the time of such purchase such Holder had received written notice from the Company that the use of such Prospectus, amendment, supplement or preliminary Prospectus was suspended as provided in
Section 3(vi) or Section 4.

     8.   EXPENSES.

     All expenses incident to the Company's performance of or compliance with its obligations under this Agreement will be borne by the Company, regardless of whether a Registration Statement or Warrant Registration Statement becomes effective, including without limitation (i) all Commission or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or "blue sky" laws, (iii) all reasonable expenses of any persons incurred by or on behalf of the Company in preparing or assisting in preparing, word processing, printing and distributing any registration statement, any prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Agreement, (iv) the reasonable fees (including legal fees and expenses) and disbursements of the Warrant Agent,
(v) the reasonable fees and disbursements of counsel for the Company and (vi) the fees and disbursements, if any, of the Auditors, but excluding (x) the reasonable fees and disbursements of counsel retained by the participating Holders and (y) the Holders' share of underwriting discounts and commissions.

     9. "MARKET STAND OFF" AGREEMENT.

     Each Holder hereby agrees that during the 180 day period following the effective date of an initial public offering of Common Shares (or other securities) purchasable upon exercise of the Warrants, it shall not, to the extent requested by the Company or the managing underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Shares of the Company held by it at any time during such period except Common Shares included in such registration; PROVIDED, HOWEVER, that all directors of the Company, the LLC and Permitted Holders party to or beneficiaries of, from time to time, the Existing Registration Rights Agreement and, if required by the managing underwriter, the Management Investors, Beneficial Investors and others party thereto, or beneficiaries thereof, from time to time, enter into or are bound by similar agreements.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Warrant Shares until the end of such period.

     10.  MISCELLANEOUS.


     (a) NO INCONSISTENT AGREEMENTS. The Company represents and the Warrant Agent represents to the best of its knowledge to the other that it has not entered into, and agrees that on or after the date of this Agreement it will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Warrants or Warrant Shares in this Agreement or otherwise conflicts with the provisions hereof. The Company represents that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any agreements (after giving effect to any waiver, consent, amendment, resolution or other instrument in full force and effect on the date hereof).

     (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Warrant Agent have obtained the written consent of Holders of at least a majority of the outstanding Warrants affected by such amendment, modification, supplement, waiver or consent; PROVIDED that any amendment, modification or supplement to this Agreement which, in the good faith opinion of the Board of Directors of the Company (and evidenced by a resolution of such board), does not adversely affect any Holder, shall not be subject to such requirement for written consent.

     (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 10(c);
(ii) if to the Company, initially at the Company's address set forth in the Indentures and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 10(c); and (iii) if to the Warrant Agents, initially at the Warrant Agents' addresses set forth in the Warrant Agreements and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 10(c).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation, subsequent Holders; PROVIDED that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Warrants in violation of the terms of the Placement Agreement or the Warrant Agreements. If any transferee of any Holder shall acquire Warrants, in any manner, whether by operation of law or otherwise, such Warrants shall be held subject to all of the terms of this Agreement and the Warrant Agreements, and by taking and holding such Warrants such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement or the Warrant Agreements and such person shall be entitled to receive the benefits hereof.

     (e) PURCHASES AND SALES OF WARRANTS. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer (other than to the Company or any subsidiary thereof) any Warrants other than Warrants acquired and cancelled.

     (f) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Warrant Agents, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

     (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

     (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE. The Company irrevocably agrees that any legal suit, action or proceeding brought by any Placement Agent or by any person who controls any Placement Agent arising out of or relating to this Agreement and the transactions contemplated thereby may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, the State of New York and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim of inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

     The Company (i) irrevocably designates and appoints CT Corporation System, 1633 Broadway, New York, NY 10019 (together with any successor, the "AUTHORIZED AGENT"), as its authorized agent upon which process may be served in any suit, action or proceeding described in Section 11 of the Placement Agreement and represents and warrants that the Authorized Agent has accepted such designation and (ii) agrees that service of process upon the Authorized Agent and written notice of said service to the Company (mailed or delivered to Carrier1 International S.A., c/o Carrier1 International GmbH, at Militarstrasse 36, CH-8004 Zurich, Switzerland, Attention: General Counsel), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect so long as any of the Units, Notes or Warrants shall be outstanding.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                  CARRIER1 INTERNATIONAL S.A.


                                  By /s/ Stig Johansson
                                     -----------------------------
                                     Name: Stig Johansson
                                     Title: Director


                                  By /s/ Eugene A. Rizzo
                                     -----------------------------
                                     Name: Eugene A. Rizzo
                                     Title: Authorized Officer


                                  THE CHASE MANHATTAN BANK,
                                  as Dollar Warrant Agent and
                                  Euro Warrant Agent


                                  By /s/ William Potes
                                     -----------------------------
                                     Name: William Potes
                                     Title: Assistant Treasurer